COOPERS                                 Coopers & Lybrand L.L.P.
&LYBRAND                                a professional services firm


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (Registration No. 333-10721 of our report dated October 30, 1996 on our audit of the financial statements of Brunswick Technologies, Inc. as of September 30, 1996 and December 31, 1995 and the nine months ended September 30, 1996 and the year ended December 31, 1995. We also consent the reference of our firm under the caption "Experts."



                                        /s/ Coopers & Lybrand
                                        ---------------------
                                        Coopers & Lybrand

Portland, Maine
November 1, 1996